UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Novavax, Inc. has created a new Government Relations Committee of the Board of Directors to assist the company with respect to the development and funding of its on-going avian flu and seasonal flu vaccine programs. John O. Marsh, Jr., former Congressman, Counselor (with Cabinet rank) to President Gerald Ford and Secretary of the Army, is Chairman of the new committee, which is comprised of four members. Through the assistance of the committee and legal counsel and third party consultants retained by the committee, Novavax has met with numerous members of the U.S. House of Representatives and Senate and their staff over the past several weeks.

The purpose of the committee is to monitor legislative and regulatory initiatives and guide management of the company in pursuing research and development funding specifically relating to vaccines as well as the company’s other current and future products and product development efforts. The committee also will be responsible, among other things, for assisting management of the company in communicating, working with and educating local, regional and national legislators and regulators on the efforts of, and issues of interest to, Novavax.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

December 8, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer